Ernst & Young LLP   Suite 200                   Phone  510 977 2900
                    1331 North California Blvd. Fax    510 977 2994
                    Walnut Creek
                    California 94596



February 16, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We refer to our previous letter dated November 29, 1995 (copy attached) which addressed the disclosure of National Capital Management Corporation in its initial filing of Form 8-K in accordance with Regulation S-K, Item 304(a) announcing the change in accountants.

We also have read Item 4.(a),(2),(i) and (ii) of Form 8-K dated February 15, 1996 of National Capital Management Corporation. We have no basis to agree or disagree with the statements of the registrant contained in that Form 8-K dated February 15, 1996, Item 4(a),(2),(i) and (ii).



                                        /s/ERNST & YOUNG LLP

Ernst & Young LLP   Suite 400                   Phone  510 977 2900
                    2175 North California Blvd.  Fax   510 977 2994
                    Walnut Creek
                    California 94596-3579



November 29, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K/A, Amendment No. 2 dated November 29, 1995, of National Capital Management Corporation and are in agreement with the statements contained in paragraphs 4.(a)(1)(i),(ii),(iv) and the first sentence of (v)(A) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Regarding the registrant's statement concerning the lack of internal control to prepare financial statements, included in the first sentence of paragraph 4.(a)(1)(v)(A) on page 1 therein, we had considered such matter in determining the nature, timing and extent of procedures performed in our audit of the registrant's 1994 financial statements.


                                        /s/ERNST & YOUNG LLP